UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the Board of Directors (the “Board”) of Destination Group XL, Inc. (the “Company”) appointed Harvey S. Kanter, 57, as its next President and Chief Executive Officer and a director of its Board, effective April 1, 2019 (the “Commencement Date”).  From February 19, 2019 until the Commencement Date, Mr. Kanter will be an employee of the Company and will serve as Advisor to the Acting Chief Executive Officer (the “Acting CEO”).

David A. Levin, who resigned as the Company’s President, Chief Executive Officer and director of the Company on January 1, 2019, has been serving as the Company’s Acting CEO, pursuant to the terms of the previously disclosed letter agreement dated November 27, 2018 between the Company and Mr. Levin.  Effective on the Commencement Date, Mr. Levin will resign as the Acting CEO.

Biographical Information.

Mr. Kanter has over 30 years of business experience, with an extensive background in the retail industry having served from March 2012 until June 2017 as the president and chief executive officer of Blue Nile, Inc., a leading online retailer of high-quality diamonds and fine jewelry. Since March 2012, Mr. Kanter has also served as a member of the board of directors of Blue Nile, Inc. and, since January 2014, he has served as its chairman.  From January 2009 to March 2012, Mr. Kanter was the chief executive officer and president of Moosejaw Mountaineering and Backcountry Travel, Inc., a leading multi-channel retailer of premium outdoor apparel and gear. From April 2003 to June 2008, Mr. Kanter served in various executive positions at Michaels Stores, Inc. Mr. Kanter currently also serves as a director and a member of the compensation committee of Potbelly Corporation, a publicly-traded company. He is also a brand ambassador for the Fred Hutch Cancer Research Institute, and is an advisory board member to the Seattle University Executive MBA Program. Mr. Kanter received his M.B.A. in Marketing from Babson College and his undergraduate degree with a B.S. in Marketing from Arizona State University.

Mr. Kanter has no family relationship with any other officer or director of the Company. Neither Mr. Kanter nor any member of his immediate family has a material interest in any other transaction with the Company involving the payment or receipt of at least $120,000.

Description of Employment Arrangements with Mr. Kanter

In connection with Mr. Kanter’s appointment as the Company’s next President and Chief Executive Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Kanter on February 19, 2019 (the “Effective Date”).

Term. As of the Effective Date, Mr. Kanter is an employee of the Company and will serve as Advisor to the Acting CEO until the Commencement Date.  The initial term of the Employment Agreement will be three years from the Commencement Date, ending on March 31, 2022, unless terminated earlier in accordance with the terms of the Employment Agreement (the “Initial Term”). At the expiration of the Initial Term, the Employment Agreement will automatically renew, upon the same terms and conditions, for successive periods of one year, unless either party provides advance written notice in accordance with the Employment Agreement (the “Employment Term”).

Director. Mr. Kanter will be appointed to the Board effective as of the Commencement Date. At each annual meeting of shareholders during the Employment Term, the Company will nominate Mr. Kanter for election as a director. If elected, he will serve as a member of the Board. Mr. Kanter will not receive any additional compensation for his service as a director.

Base Salary. For the period between the Effective Date and Commencement Date, Mr. Kanter will be paid compensation in the amount of $50,000, in accordance with the Company’s standard payroll practice.  Beginning on the Commencement Date, Mr. Kanter will be paid an annual base salary of $735,000, or such higher rate as may be determined from time to time by the Board.

Signing Awards.

Performance Share Award. On the Effective Date, Mr. Kanter received a one-time grant of Performance Shares (the “P Shares”) equal in value to $1.8 million on the grant date, or 720,000 P Shares, that will be settled in shares of the Company’s common stock upon vesting.  The P Shares shall vest in installments, if at all, when the following milestones are met, provided that such milestones are reached prior to the fourth anniversary of the Commencement Date and will be based on the trailing 90-day volume-weighted average closing price of the Company’s common stock as follows:

When the trailing 90-day volume-weighted average closing price of a Share is (“Average Share Price”):	Vesting of P Shares
$4.00	33 1/3% of the P Shares vest
$6.00	An additional 33 1/3% of the P Shares vest
$8.00	The remaining P Shares vests

In the event of a Change in Control (as defined in the Company’s 2016 Incentive Compensation Plan, as it may be amended from time to time (the “2016 Plan”)) prior to the Fourth Anniversary and while Mr. Kanter is employed, if and to the extent the CIC Share Price (as defined in the P Share agreement) equals or exceeds one or more of the Average Share Price vesting thresholds in the chart above as of the date of the Change in Control, any outstanding P Shares will vest as of the date of the Change in Control to the same extent as if the Average Share Price for such vesting threshold had been achieved as of the Change in Control.

Restricted Stock Unit Award.  On the Effective Date, Mr. Kanter received a one-time grant of Restricted Stock Units (the “RSUs”) equal in value to $600,000 on the grant date, or 240,000 RSUs, that will vest in four equal annual installments beginning on April 1, 2020.

Annual Incentive Plan.  Mr. Kanter will be eligible to earn an annual target bonus award under the Company’s annual incentive plan then in effect (the “Annual Incentive Plan”) equal to 100% of his base salary (prorated for any partial year of participation), based on achievement of certain performance goals to be established by the Compensation Committee of the Board (“Committee”). The amount of the annual bonus award under the Annual Incentive Plan in respect of a fiscal year shall range from between 50% and 200% of the annual target bonus award.  As of the Commencement Date, Mr. Kanter will be eligible to participate in the Company’s 2019 Annual Incentive Plan on a prorated basis.

Long-Term Incentive Plans. As of the Commencement Date, Mr. Kanter will be eligible to participate in the Company’s Long-Term Incentive Plan, as amended from time-to-time (the “Plan”), except that Mr. Kanter waived any right to participate in the Plan with respect to the 2018-2020 Performance Period.  Mr. Kanter’s Target Cash Value (as defined in the Plan) is 170% of his base salary. Pursuant to the terms of the Plan, 50% of such award are time-based awards and 50% are performance-based awards.  With respect to the 2019-2021 Performance Period, Mr. Kanter will receive a time-based award that will vest in four equal tranches, with the first tranche vesting on the first anniversary of the grant date and the remaining tranches vesting on April 1 of each of the following three years thereafter.  If and to the extent that the applicable performance targets are achieved, Mr. Kanter will be eligible to receive a performance-based award that will range between 50% and 150% of the Target Cash Value.  Any grant of performance-based award will be subject to further vesting through August 31, 2022. The Committee has not yet set performance targets for the 2019-2021 Performance Period.

Housing Allowance.  Mr. Kanter will receive a housing allowance in the amount of $100,000.00 (prior to any applicable taxes) within ten business days following the Commencement Date and $50,000.00 (prior to any applicable taxes) on each of the first and second anniversaries of the Commencement Date. These amounts are subject to repayment in the event Mr. Kanter’s voluntarily terminates employment within a certain period following the date the payment is made.

Employee Benefits. During the Employment Term, Mr. Kanter will be eligible for 25 days of vacation and is eligible to participate in all employee benefit plans, practices and programs maintained by the Company, on a basis which is no less favorable than is provided to other members of the Company’s executive leadership team.

Indemnification/Director and Officer Liability Insurance. The Company will indemnify Mr. Kanter in his capacity as an officer and director of the Company to the fullest extent permitted or required under Delaware law and will maintain directors’ and officers’ liability insurance coverage in a commercially reasonable amount, consistent with prior practice.

Clawback. Any incentive-based compensation paid to Mr. Kanter will be subject to clawback under any Company clawback policy that is applicable to all Executive Officer and/or senior executives of the Company. With respect to the clawback provisions under the 2016 Plan, Mr. Kanter’s good faith error in judgment in the normal course of business shall not be deemed “activity that is in conflict with or adverse to the interest of the Company.”

Termination of Employment.  Either the Company or Mr. Kanter can terminate his employment at any time and for any reason; provided, that if Mr. Kanter terminates his employment, he is required to give the Company at least 30 days’ advance written notice. If Mr. Kanter’s employment is terminated for any reason, he is required to resign immediately from the Board.

If Mr. Kanter’s employment is terminated by him for any reason other than “Good Reason” or by the Company for “Justifiable Cause” (each as defined in the Employment Agreement), then Mr. Kanter will be eligible to receive any accrued but unpaid salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed and any accrued but unused vacation as of the termination date.

If Mr. Kanter terminates his employment for Good Reason or the Company terminates his employment without Justifiable Cause:

(i)

During the Initial Term, Mr. Kanter will be eligible to receive, subject to certain requirements described in the Employment Agreement, a payment equal to (x) the Base Salary he would have been paid through the end of the Initial Term plus (y) bonuses under the Company’s Annual Incentive Plan for the remaining partial and complete fiscal years in the Initial Term as if Mr. Kanter had remained employed through the end of the Initial Term.  Bonuses will be calculated assuming target and any partial year will be prorated.  The severance payment will be paid in 24 monthly installments; and

(ii)

During any one-year period that commences after the end of the Initial Term, Mr. Kanter will be eligible to receive a payment equal to (x) his then current Base Salary plus (y) the then value of his target bonus under the Annual Incentive Plan, payable in 24 monthly installments.

If the Company timely elects not to renew the Employment Agreement after the Initial Term, Mr. Kanter will be eligible to receive a payment equal to (i) three months of his then current Base Salary plus (ii) the then value of 25% of his target bonus under the Annual Incentive Plan, payable in 24 monthly installments.

Termination of Employment in connection with a Change in Control.  If Mr. Kanter’s employment is terminated by him for Good Reason or by the Company without Justifiable Cause during the one-year period following a Change in Control, then Mr. Kanter will be eligible to receive, subject to certain requirements described in the Employment Agreement, a payment equal to (i) two times his then current Base Salary plus (ii) the then value of two times his target bonus under the Annual Incentive Plan, generally payable in a lump sum within 60 days of the termination of his employment following a Change in Control.

RSU Vesting upon Termination: With respect to his RSU Award, if Mr. Kanter’s employment is terminated by reason of death, disability, by Mr. Kanter for Good Reason or by the Company without Justifiable Cause, then Mr. Kanter will be entitled to receive (i) a payout on a prorated basis, as defined in the award agreement, of any unvested RSUs, or (ii) if such termination occurs within 18 months following a Change in Control, any unvested RSUs which will become fully vested.

P Share Vesting upon Termination: If within thirty days following Mr. Kanter’s termination of employment, but in no event later than the Fourth Anniversary (the “Post-Termination Period”), there are any unvested P Shares that would have become vested during the Post-Termination Period had his employment not terminated, those P Shares shall vest in accordance with the Vesting Schedule based on (X) the highest level of achievement of the Average Share Price during the Post-Termination Period or (Y) the CIC Share Price in the event a Change in Control occurs during the Post-Termination Period, if greater, but only in the event of the Participant’s (A) termination by the Company or any Related Entity without Justifiable Cause, (B) death or termination by the Company due to Disability or (C) termination for Good Reason, in each case after the First Anniversary and prior to the Fourth Anniversary.

Except as set forth above, all other unearned equity awards held by Mr. Kanter shall vest upon his termination of employment or otherwise, if at all, solely in accordance with the terms and conditions of the applicable plan and award agreement.

In the event of a termination of employment for Good Reason, without Justifiable Cause or following a Change in Control, Mr. Kanter will also be entitled to continuation payment by the Company of his health, dental and vision insurance premiums for a period of one year following his termination.

The Employment Agreement also contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement, which includes the Form of Performance Share Award Agreement and the Form of Discretionary Restricted Stock Unit Award Agreement, included as Exhibit 10.1 to this filing, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 20, 2019, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the appointment of Mr. Kanter as President, Chief Executive Officer and director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

10.1

Employment Agreement dated as of February 19, 2019 between the Company and Harvey S. Kanter, which includes the Form of Performance Share Award Agreement and Form of Discretionary Restricted Stock Unit Award Agreement.

99.1	Press release announcing the appointment of Harvey S. Kanter as President and Chief Executive Officer dated February 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	February 20, 2019	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary